EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998 included in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.




ARTHUR ANDERSEN LLP


Atlanta, Georgia
                          April 30, 1998